Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leon O. Moulder, Jr. and William C. Brown, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of MGI PHARMA, INC. pursuant to the MGI PHARMA, INC. 1997 Stock Incentive Plan and the MGI PHARMA, INC. Amended and Restated Employee Stock Purchase Plan as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 15th day of September, 2004.

Signature	Title

/s/ Leon O. Moulder, Jr. Leon O. Moulder, Jr.	President, Chief Executive Officer and Director (principal executive officer)

/s/ William C. Brown William C. Brown	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)

/s/ Andrew J. Ferrara Andrew J. Ferrara	Director

/s/ Gilla Kaplan, Ph.D. Gilla Kaplan, Ph.D.	Director

/s/ Edward W. Mehrer Edward W. Mehrer	Director

/s/ Hugh E. Miller Hugh E. Miller	Director

Lee J. Schroeder	Director

/s/ David B. Sharrock David B. Sharrock	Director

/s/ Waneta C. Tuttle, Ph.D., MBA Waneta C. Tuttle, Ph.D., MBA	Director

/s/ Arthur L. Weaver, M.D. Arthur L. Weaver, M.D.	Director